Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of JD.com, Inc. of our report dated April 4, 2019 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Tuniu Corporation, which appears in JD.com, Inc.’s Annual Report on Form 20-F/A (Amendment No. 1) for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

December 3, 2019